As filed with the Securities and Exchange Commission on July 17, 1997
                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               Amendment No. 1 to


                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            WHOLE FOODS MARKET, INC.
             (Exact name of registrant as specified in its charter)

                                      Texas
                            (State of incorporation)
                                   74-1989366
                      (I.R.S. employer identification no.)
                        601 N. Lamar Boulevard, Suite 300
                               Austin, Texas 78703
                                  512-477-4455
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                               Glenda J. Flanagan
                             Chief Financial Officer
                            Whole Foods Market, Inc.
                               Austin, Texas 78703
                                  512-477-4455
     (Name, address including zip code, and telephone number, including area code, of agents for service)

                                    Copy to:
                                Bruce H. Hallett
                            Crouch & Hallett, L.L.P.
                         717 N. Harwood St., Suite 1400
                               Dallas, Texas 75201
                                 (214) 953-0053


        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

        If delivery of the prospectus is expected to be made pursuant to Rule 34, please check the following box.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    Subject to Completion, dated July 17, 1997


                                 399,903 Shares

                            WHOLE FOODS MARKET, INC.

                                  COMMON STOCK


     The 399,903 shares (the "Shares") of common stock, no par value ("Common Stock"), of Whole Foods Market, Inc., a Texas corporation (the "Company" or "Whole Foods Market"), offered hereby are being sold by the Selling Shareholders. See "Selling Shareholders." The Company will not receive any of the proceeds from the sale of the Shares offered hereby.

     The Shares may be offered by the Selling Shareholders from time to time in open market transactions (which may include block transactions) or otherwise in the over-the-counter market through the Nasdaq National Market, or in private transactions at prices relating to prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholders and any broker-dealer acting in connection with the sale of the Shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), in which event any discounts, concessions or commissions received by them, which are not expected to exceed those customary in the types of transactions involved, or any profit on resales of the Shares by them, may be deemed to be underwriting commissions or discounts under the Act. The offering contemplated hereby will terminate as to the Shares upon the earlier to occur of the sale of all the Shares or July ___, 1998, pursuant to certain agreements to which the Company and each of the Selling Shareholders are parties. See "Selling Shareholders."

     The costs, expenses and fees incurred in connection with the registration of the Shares, which are estimated to be $15,000 (excluding selling commissions and brokerage fees incurred by the Selling Shareholders) will be paid by the Company, which has also agreed to indemnify certain of the Selling Shareholders against certain liabilities, including liabilities under the Act.

     Purchasers of the Shares should carefully consider the risk factors set forth herein. See "Risk Factors" on pages 4 and 5.

     The last reported sale price of the Common Stock on the Nasdaq National Market on July ____, 1997 was $______ per share.

                               ------------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                          ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                -----------------

                 The date of this Prospectus is July ___, 1997.

                              AVAILABLE INFORMATION

     Whole Foods Market is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Certain reports, proxy statements and other information filed by the Company may also be obtained at the Commission's World Wide Web site, located at http://www.sec.gov. In addition, such material can be inspected at the offices of the Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                       DOCUMENTS INCORPORATED BY REFERENCE

The Company's Annual Report on Form 10-K for the fiscal year ended September 29, 1996, as amendedby the Form 10-K/A filed on July 11, 1997 and Quarterly Reports on Form 10-Q for the first two fiscal quarters of its 1997 fiscal year, each filed with the Commission, are incorporated in this Prospectus by reference. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the termination of the offering of the Shares hereunder shall be deemed to be incorporated herein by reference and shall be a part hereof from the date of the filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Prospectus.

     Whole Foods Market will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of the documents incorporated by reference herein, other than exhibits to such documents not specifically incorporated by reference. Such requests should be directed to Whole Foods Market, Inc., 601 N. Lamar Boulevard, Suite 300, Austin, Texas 78703, Attention: Chief Financial Officer (telephone (512) 447-4455).

                                      NOTE

         Certain statements in this Prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause that actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. The material factors known to the Company are general economic and business conditions, competition with other companies, government actions and initiatives and the other changes and factors set forth in "Risk Factors."

                                                    THE COMPANY

     Whole Foods Market owns and operates the country's largest chain of natural foods supermarkets, featuring food made from natural ingredients free of unnecessary additives. The Company opened its first store in Austin, Texas in 1980 and operated 68 stores as of September 29, 1996. The Company's stores average approximately 22,000 square feet and offer a broad selection of foods at competitive prices with an emphasis on customer service. In comparison to traditional supermarkets, the Company utilizes a decentralized team approach to store operations in which pricing, buying and merchandising decisions are made at the individual store level. The Company believes that this approach promotes a greater level of employee involvement, resulting in improved operating efficiency, customer service, merchandising and store presentation.

     The Company has designed its stores to attract quality-oriented consumers who are interested in health, nutrition, food safety and preserving the environment. Product offerings include organically grown and high-grade commercial produce; grocery products and environmentally safe household items; meat, poultry and seafood free of growth hormones and antibiotics; bulk foods, such as nuts, candies, dried fruit and whole unprocessed grains and cereals; specialty gourmet foods; prepared foods, such as fresh bakery goods, soups, hot entrees and sandwiches; vitamins, body care products and cosmetics; and miscellaneous items including books and magazines emphasizing health and nutrition. In addition, the Company offers a line of private label products to further enhance its quality image and customer loyalty.

     Whole Foods Market's expansion strategy is to open or acquire stores in existing regions and in metropolitan areas where the Company believes it can become a leading natural foods supermarket retailer.

     The Company's competitors currently include other natural foods supermarkets, traditional and specialty supermarkets, other natural foods stores and small specialty stores. The Company has historically encountered limited competition in its geographic markets with other stores operating in the natural foods supermarket format; however, it has faced increased competition in recent years from such stores, particularly in new markets, and expects to encounter additional competition from such stores in its existing markets and in new markets. In addition, traditional and specialty supermarkets compete with the Company in one or more product categories and may expand more aggressively in marketing a broad range of natural foods and thereby compete more directly with the Company for products, customers and locations.

     Whole Foods Market's principal offices are located at 601 N. Lamar Boulevard, Suite 300, Austin, Texas 78703, (telephone (512) 447-4455).

                                               RECENT DEVELOPMENTS

         On June 9, 1997, Whole Foods Market entered into an Agreement and Plan of Merger (the "Merger Agreement") with Amrion, Inc. ("Amrion"). Pursuant to the Merger Agreement, a wholly owned subsidiary of the Company will merge with and into Amrion, resulting in Amrion's becoming a wholly owned subsidiary of Whole Foods Market. As a result of the merger, each outstanding share of Amrion common stock will be converted into .87 shares of Whole Foods Market common stock. Consummation of the merger with Amrion is subject to approval of the transaction by the shareholders of each of the Company and Amrion and certain other customary closing conditions. Whole Foods Market anticipates the closing will occur in the last quarter of fiscal 1997 or the first quarter of fiscal 1998. Because the merger is a stock for stock transaction and the parties intend to account for the transaction as a pooling-of-interests, the merger is not expected to materially impact Whole Foods Market's financial condition or liquidity. Whole Foods Market believes that the transaction will be non-dilutive to Whole Foods Market's results of operations for fiscal 1997 and accretive in fiscal 1998.

         Amrion is engaged in developing, producing and marketing nutriceuticals and nutritional supplements. Amrion's products include nutriceuticals, herbs, herbal formulas, vitamins, minerals and homeopathic medicinals. Amrion currently markets and sells approximately 670 items under Amrion-owned trademarks through four principal divisions, utilizing five distribution channels which include direct marketing, specialty retail and mass merchandising, health care professionals and international sales. Amrion operates in one segment with four separate marketing divisions. Each division employs a combination of marketing strategies which may include catalog and direct mailings, print advertising, free standing inserts, package insert programs, retail merchandising, radio, television, coupons, point of sale materials and customer service calls.

                                  RISK FACTORS

         Readers of this Prospectus should carefully evaluate all of the information contained and incorporated by reference in this Prospectus, and, in particular, the following factors:


         Growth Dependent on Expansion. The Company's strategy is to expand through a combination of new store openings and acquisitions of existing stores as well as the possible acquisition or development of businesses with complimentary product lines and related lines of business. Successful implementation of this strategy is contingent on numerous conditions, some of which are described below, and there can be no assurance that Whole Foods Market's expansion strategy can be successfully executed.

         Continued growth of Whole Foods Market will depend to a significant degree upon its ability to open or acquire new stores in existing and new markets and to operate these stores on a successful basis. Further, Whole Foods Market's expansion strategy is dependent on finding suitable locations, and it faces intense competition with other retailers for such sites. There can be no assurance that the Company will be able to open or acquire new stores in a timely manner and to operate them on a successful basis. In addition, there can be no assurance that Whole Foods Market can successfully hire and train new employees and integrate them into the programs and policies of Whole Foods Market or adapt its distribution, management information and other operating systems to the extent necessary to operate new or acquired stores in a successful and profitable manner and adequately supply natural foods products to these stores at competitive prices.

         There can be no assurance that Whole Foods Market will continue to grow through acquisitions. To the extent the Company further expands by acquiring existing businesses, there can be no assurance that Whole Foods Market can successfully integrate the acquired businesses into its operations and support systems, and that the operations of acquired businesses will not be adversely affected as Whole Foods Market's decentralized approach to store operations is introduced.

         Capital Needed for Expansion. The acquisition of existing stores and the opening of new stores requires significant amounts of capital. In the past, the Company's growth has been funded primarily through proceeds from public offerings, bank debt, private placements of debt, and internally generated cash flow. These and other sources of capital may not be available to the Company in the future.

         Quarterly Fluctuations. Whole Foods Market's quarterly results of operations may fluctuate significantly as the result of the timing of new store openings and the range of operating results which may be generated from newly opened stores. Whole Foods Market expenses the pre-opening costs associated with a new store opening during the quarter in which the store is opened. Accordingly, quarter to quarter comparisons of results of operations have been and will be materially impacted by the timing of new store openings. In addition, Whole Foods Market's quarterly operating results could be adversely affected by losses from new stores, variations in the mix of product sales, price changes in response to competitive factors, increases in merchandise costs and possible supply shortages.

Competition. The Company's competitors include other natural foods stores, large and small traditional and specialty supermarkets and grocery stores. These stores compete with Whole Foods Market in one or more product categories. In addition, traditional and specialty supermarkets are expanding more aggressively in marketing a broad range of natural foods and thereby competing directly with Whole Foods Market for products, customers and locations. Some of these potential competitors have been in business longer or have greater financial or marketing resources than Whole Foods Market and may be able to devote greater resources to the sourcing, promotion and sale of their products. Increased competition may have an adverse effect on profitability as the result of lower sales, lower gross profits, and/or greater operating costs such as marketing.

         Personnel Matters. Whole Foods Market is dependent upon a number of key management and other personnel. The loss of the services of a significant number of key personnel within a short period of time could have a material adverse effect upon Whole Foods Market. Whole Foods Market's continued success is also dependent upon its ability to attract and retain qualified employees to meet Whole Foods Market's future needs. Whole Foods Market faces intense competition for qualified personnel, many of whom are subject to offers from competing employers, and there can be no assurance that Whole Foods Market will be able to attract and retain such personnel. The Company does not maintain key person insurance on any employee.

Integration of Amrion's Operations. Whole Foods Market's acquisition of Amrion would significantly expand Whole Foods Market's current operations to include the manufacturing of nutriceuticals and nutritional supplements and the direct marketing of these products. There can be no assurance that the operations of Amrion will not be adversely affected by the merger or that the current retail stores which are customers of Amrion will continue to do business with Amrion after it becomes a subsidiary of the Company. There can be no assurance that Whole Foods Market can realize the expected benefits from the acquisition of Amrion. The integration of Amrion into Whole Foods Market will require the dedication of management resources which may temporarily detract from attention to the day-to-day business of Whole Foods Market.

         Negative Impact of Litigation Possible. From time to time Whole Foods Market is the subject of various lawsuits arising in the ordinary course of business. Although not currently anticipated by management, Whole Foods Market results could be materially impacted by legal and settlement expenses related to such lawsuits.

         Non-Subscriber to Worker's Compensation Insurance. The Company is a non-subscriber to Worker's Compensation Insurance in the State of Texas. There is some potential for Whole Foods Market's results to be materially impacted by medical, lost time and other costs associated with on-the-job injuries.

         Self-Insurance and Adequacy of Related Reserves. Whole Foods Market provides partially self-insured, voluntary employee benefits plans for health care and other benefits to participating employees. The plans are designed to provide specified levels of coverage, with excess insurance coverage provided by a commercial insurer. There is some potential for Whole Foods Market's results to be materially impacted by claims made in excess of reserves therefore.

         Informational Picketing. Certain of Whole Foods Market's stores have been subjected to informational picketing and negative publicity campaigns by members of various local trade unions. These informational pickets and campaigns may have the effect of lowering the sales volumes of new or existing stores.

                              SELLING STOCKHOLDERS

     The table below sets forth the beneficial ownership of the Company's Common Stock by the Selling Stockholders at April 30, 1997, and after giving effect to the sale of the shares of Common Stock offered hereby. Each of the persons named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned by him. Unless otherwise indicated, the share numbers in the table below represent 1% or less of the outstanding Common Stock of the Company.

                              Shares Owned     Shares Being   Shares Owned After
Name                   Before the Offering          Offered     the Offering (1)
----                   -------------------   --------------   ------------------

James K. Oppenheimer(2)        145,967            145,967               --
Richard Gerber(2)               26,968             26,968               --
Julie Gerber(2)                 26,968             26,968               --
The Carlyle Group(3)         1,453,935            200,000             1,253,935

--------------

(1)  Assumes that all of the Shares offered hereby are sold.

(2) These holders acquired the Shares owned by them pursuant to the April 1997 acquisition of Bread of Life, Inc. and affiliated companies. Subsequent to the acquisition, Messrs. Oppenheimer and Gerber have served as the Regional President and Regional Vice President, respectively, of the Southern Florida region of the Company.

(3) The Carlyle Group's beneficial ownership represented 7.6% of the outstanding Common Stock at April 30, 1997 (6.5% after the sale of the Shares offered hereby). The Carlyle Group acquired its Shares pursuant to the acquisition of Fresh Fields. David W. Dupree, a Managing Director of The Caryle Group, has served as a member of the Company's board of directors since August 1996. The address of The Carlyle Group is 1001 Pennsylvania Avenue, N.W., Washington, D.C. 20004. The 200,000 Shares offered by The Carlyle Group are held of record by Carlyle FFM Partners VI, L.P.


     The Company is registering the Shares of the Selling Stockholders pursuant to certain registration rights granted to them pursuant to an Agreement and Plan of Merger entered in connection with such acquisition. The offering of the Shares contemplated hereby will terminate on July ___, 1998, or such earlier date as all Shares offered hereby have been sold.

                          DESCRIPTION OF CAPITAL STOCK

     The Company is authorized to issue 50,000,000 shares of Common Stock, no par value, of which approximately 19,510,000 shares were outstanding as of the close of business on April 30, 1997, and 5,000,000 shares of Preferred Stock, $.01 par value ("Preferred Stock"), none of which are outstanding.

     Holders of Common Stock are entitled to one vote per share on any matter submitted to the vote of shareholders, and cumulative voting is prohibited in the election of directors. Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. The Common Stock is non-assessable, not redeemable, does not have any conversion rights and is not subject to call. Holders of shares of Common Stock have no preemptive rights to maintain their respective percentage of ownership in future offerings or sales of stock by the Company.

     The Company may issue Preferred Stock in one or more series and the Board of Directors may designate the dividend rate, voting rights and other rights, preferences and restrictions of each series. It is not possible to state the actual effect of the issuance of any shares of Preferred Stock upon the rights of holders of the Common Stock until the Board of Directors of the Company determines the specific rights of holders of such Preferred Stock. However, such effects might include, among other things, restricting dividends on the Common Stock, diluting the voting power of the Common Stock, impairing the liquidation rights of the Common Stock and delaying or preventing a change in control of the Company without further action by the shareholders.

     The Transfer Agent and Registrar for the Common Stock is Securities Transfer Corp., Dallas, Texas.

                                 LEGAL OPINIONS

     The validity of the shares of Common Stock offered hereby has been passed upon by Crouch & Hallett, L.L.P., Dallas, Texas.

                                     EXPERTS

     The consolidated financial statements of the Company as of September 29, 1996, and September 24, 1995, and for each of the fiscal years in the three-year period ended September 29, 1996, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports upon consolidated financial statements of the Company issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference herein in reliance upon their reports and said authority.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

        The following expenses will be paid by the Company:
Item                                                         Amount (1)

SEC registration fee                                         $ 3,454
Legal fees and expenses                                        5,000
Accounting fees                                                5,000
Miscellaneous                                                  1,546
                                                           ---------
    Total                                                    $15,000

--------
(1)  All items other than SEC registration fee are estimated

Item 15.  Indemnification of Directors and Officers.

     Article  2.02-1  of  the  Texas  Business   Corporation  Act  provides  for
indemnification of directors and officers in certain circumstances. Reference is made to Article VII of the Bylaws of the registrant filed as an exhibit hereto.

     The Company's Restated Articles of Incorporation provide that no director shall be liable to the registrant or its shareholders for an act or omission in such capacity as a director, except for liability as a result of (i) a breach of the director's duty of loyalty to the registrant or its shareholders, (ii) an act or omission not in good faith or which involve intentional misconduct or knowing violation of law, (iii) an transaction from which such director derived an improper personal benefit, (iv) an act or omission for which the liability of a director is expressly provided by law or (v) an act related to an unlawful stock repurchase of payment of a dividend.

     An insurance policy obtained by the registrant provides for indemnification of officers and directors of the registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

Item 16.  Exhibits.

2(a) --- Agreement and Plan of Merger, among the registrant,  Whole Foods Market
         Group, Inc., Bread of Life, Inc., and the shareholders of Bread of Life, Inc. (1)
2(b) --- Agreement and Plan of Merger among the  Registrant,  Whole Foods Market
         Mid- Atlantic, Inc. and Fresh Fields Markets, Inc. (2)
3(a) --- Restated Articles of Incorporation of the registrant. (3)
3(b) --- Amended and Restated Bylaws of the registrant. (4)
5    --- Opinion of Crouch & Hallett, L.L.P. (5)
23(a)--- Consent of KPMG Peat Marwick LLP. (5)
23(b)--- Consent   of Crouch & Hallett,  L.L.P.  (included  in opinion  filed as
         Exhibit 5).
24   --- Power of Attorney (previously filed).
----------------

(1)  Previously filed.

(2) Filed as an exhibit to Registration Statement No. 333-7719 on Form S-4 and incorporated herein by reference.

(3) Filed as an exhibit to Registration Statement No. 33-69362 on Form S-3 and incorporated herein by reference.

(4) Filed as an exhibit to the registrant's annual report on Form 10-K for the fiscal year ended September 24, 1995, and incorporated herein by reference.

(5)  Filed herewith.

Item 17. Undertakings.

         (a)  Rule 415 Offering

                  The  registrant  hereby  undertakes  (1) to file,  during  any period in which offers or sales are being made of the Shares registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
         (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)  Filings  Incorporating   Subsequent  Exchange  Act  Documents  by
               Reference

                  The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)  Indemnification for Liability under the Securities Act of 1934

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin and State of Texas on the 16th day of July, 1997.

                            WHOLE FOODS MARKET, INC.


                            By   /s/ Glenda J. Flanagan
                            -------------------------------------------
                            Glenda J. Flanagan, Chief Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to this registration statement has been signed below by the following persons in the capacities and on July 16, 1997.

Signature                   Title



 *                          Chairman of the Board
-----------------------     and Director
John P. Mackey              (Principal Executive Officer)

 *                          Chief Financial Officer
-----------------------     (Principal Financial Officer and Accounting Officer)
Glenda J. Flanagan


 *                          Director
-----------------------
Cristina G. Banks


 *                          Director
-----------------------
David W. Dupree


 *                          Director
-----------------------
John B. Elstrott

 *                                                       Director
-------------------------------
Elizabeth Cogan Fascitelli


 *                                                      Director
-------------------------------
Avram J. Goldberg


 *                                                      Director
-------------------------------
Fred "Chico" Lager

                                                         Director
-------------------------------
Linda A. Mason

                                                         Director
-------------------------------
Ralph Z. Sorenson


*  By: /s/ Glenda Flanagan
       ------------------------
       Glenda Flanagan
       Power of Attorney

Exhibit 5

                          [CROUCH & HALLETT LETTERHEAD]




                                  July 16, 1997


Whole Foods Market, Inc.
601 N. Lamar Blvd., Suite 300
Austin, Texas  78703

Gentlemen:

         We have served as counsel for Whole Foods Market, Inc., a Texas corporation (the "Company"), in connection with the Registration Statement on Form S-3 covering the sale of a maximum of 399,903 shares (the "Shares") of Common Stock, no par value, of the Company. The Shares are to be sold from time to time by shareholders of the Company as described in the Registration Statement.

         We have examined such documents and questions of law as we have deemed necessary to render the opinion expressed below. Based upon the foregoing, we are of the opinion that the Shares are duly and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as Exhibit 5 to the Registration Statement.

                                Very truly yours,



                               /s/ Crouch & Hallett, LLP

                                                                   Exhibit 23(a)







                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Whole Foods Market, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG Peat Marwick, LLP

Austin, Texas
July 14, 1997